Exhibit 10.3A
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
(Amended and Restated September 10, 2008)
     1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Performance Shares.
     2. Definitions. As used herein, the following definitions will apply:
          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares.
          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Change in Control” means the occurrence of any of the following events:
               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
          (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
          (h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
          (i) “Common Stock” means the common stock of the Company.
          (j) “Company” means Omniture, Inc., a Delaware corporation, or any successor thereto.
          (k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (l) “Director” means a member of the Board.
          (m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
          (n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a

Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
          (q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
          (r) “Fiscal Year” means the fiscal year of the Company.
          (s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
          (u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (v) “Option” means a stock option granted pursuant to the Plan.
          (w) “Optioned Stock” means the Common Stock subject to an Award.
          (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) “Participant” means the holder of an outstanding Award.
          (z) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
          (aa) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
          (bb) “Plan” means this 2006 Equity Incentive Plan.
          (cc) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.
          (dd) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
          (ee) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
          (ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (gg) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (hh) “Service Provider” means an Employee, Director or Consultant.
          (ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
          (jj) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.
          (kk) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.
          (a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,255,296 Shares, plus (i) the number of Shares which have been reserved but not issued under the Company’s 1999 Stock Plan (the “1999 Plan”) as of the Registration Date, up to a maximum of 287,581 Shares, (ii) any Shares returned to the 1999 Plan as a result of termination of options or repurchase of Shares issued under such plan, up to a maximum of 8,485,579 Shares, and (iii) an annual increase to be added on the first day of the Company’s fiscal year beginning with the Company’s 2007 fiscal year, equal to the lesser of (A) 60,000,000 Shares, or (B) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Company fiscal year. The Shares may be authorized, but unissued, or reacquired Common Stock.
          (b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to an SAR will cease to be available under the Plan; all remaining Shares under SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock or Performance Shares are repurchased by the Company or are forfeited to the Company due to their failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the minimum statutory withholding obligations related to an Award will become available for future grant or sale under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).
          (c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation”

within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
               (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may be granted hereunder;
               (iii) to determine the number of Shares to be covered by each Award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;
               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
               (vi) to institute an Exchange Program;
               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
               (ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan (subject to compliance with Code Section 409A);
               (x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
               (xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award
               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
     5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Stock Options.
          (a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
          (b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
          (c) Option Exercise Price and Consideration.
               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
                    (1) In the case of an Incentive Stock Option
                         a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.
                         b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
                         c) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
                    (2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
               (iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (4) consideration received by the Company under a broker-assisted cashless exercise program; (5) any combination of the foregoing methods of payment; or (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
          (d) Exercise of Option.
               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
                    An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
                    Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
                    (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
                    (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
                    (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
     7. Restricted Stock.
          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
          (c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
          (e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
     8. Restricted Stock Units.
          (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant

Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
          (b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator may only settle earned Restricted Stock Units in Shares.
          (e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.
     9. Stock Appreciation Rights.
          (a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
          (b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.
          (c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.
          (d) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
          (e) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

          (f) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
               (ii) The number of Shares with respect to which the SAR is exercised.
     The payment upon SAR exercise may only be in Shares of equivalent value (rounded down to the nearest whole Share).
     10. Performance Shares.
          (a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.
          (b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.
          (c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.
     11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive

Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
     12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
     13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
          (c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.
          In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
          Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
     14. Tax Withholding.
          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
     15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
     16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
     17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.
     18. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     19. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
     21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

THE UK SUB-PLAN OF THE
OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN
1.	The purpose of the UK Sub-Plan (the “Sub-Plan”) of the Omniture, Inc. 2006 Equity Incentive Plan is to provide incentives for UK tax residents who are present and future employees of Omniture, Inc. through the grant of options over Common Stock.

2.	This Sub-Plan is governed by the Omniture, Inc. 2006 Equity Incentive Plan (the “Plan”) and all of the provisions of this Sub-Plan shall be identical to those of the Plan SAVE THAT (a) “Sub-Plan” shall be substituted for “Plan,” and (b) the following provisions shall be stated in this Sub-Plan in order to accommodate the specific requirements of UK law.

3.	The Sub-Plan shall become effective on the date of its adoption by the Board. The Sub-Plan shall terminate automatically on the date on which the Plan terminates in accordance with Section 17 of the Plan. The Sub-Plan may be terminated by the Board of Directors on any earlier date.

4.	References to Incentive Stock Options and Nonstatutory Stock Options in the Plan shall not apply to Options granted under the Sub-Plan.

5.	Options granted under the Sub-Plan shall be known as UK Unapproved Options.

6.	Section 5 – Eligibility of the Plan shall be substituted by the following:

“Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares and UK Unapproved Options may be granted only to Employees.”

Omniture, Inc. 2006 Equity Incentive Plan – French Sub-Plan
Rules of the Omniture, Inc.
2006 Equity Incentive Plan for the
Grant of Options to Participants in France
1. Introduction
     The Board of Directors (the “Board”) of Omniture, Inc. (the “Company”) has established the Omniture, Inc. 2006 Equity Incentive Plan (the “U.S. Plan”) for the benefit of certain eligible individuals, including employees of the Company and its Subsidiaries, including its Subsidiary(ies) in France (each a “French Subsidiary”), of which the Company holds directly or indirectly at least 10% of the share capital.
     Section 4 of the U.S. Plan authorizes the Board or any committee appointed by it to administer the U.S. Plan (the “Administrator”) to do all things necessary or advisable in connection with the administration of the U.S. Plan. Specifically, Section 4(b)(viii) of the U.S. Plan authorizes the Administrator to establish sub-plans for the purpose of satisfying applicable foreign laws. The Administrator has determined that it is advisable to establish a sub-plan for the purpose of permitting options granted to employees of a French Subsidiary to qualify for favorable tax and social security treatment in France. The Administrator, therefore, intends with this document to establish a sub-plan of the U.S. Plan for the purpose of granting options which qualify for the favorable tax and social security treatment in France applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, to qualifying employees of a French Subsidiary who are residents in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).
     The terms of the U.S. Plan applicable to options, as set out in Appendix 1 hereto, shall, subject to the modifications in these Rules of the Omniture, Inc. 2006 Equity Incentive Plan for the Grant of Options to Participants in France (the “French Plan”), constitute the terms applicable to the grant of French-qualified Options to French Participants.
     Under the French Plan, qualifying French Participants selected at the Administrator’s discretion will be granted Options only as defined in Section 2 hereunder.

2. Definitions
     Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meaning:
     (a) The term “Closed Period” shall mean a closed period as set forth in Section L.225-197-1 of the French Commercial Code, as amended, which is as follows:
(i)	ten (10) quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii)	any period during which the corporate management of the Company (i.e., those involved in the governance of the Company, such as the Board, a Committee, supervisory directorate, etc.) possess confidential information which could, if disclosed to the public, significantly impact the trading price of the Common Stock, until ten (10) quotation days after the day such information is disclosed to the public.
              If, after adoption of the French Plan, the French Commercial Code is amended to modify the definition and/or applicability of the Closed Periods to French-qualified Options, such amendments shall become applicable to any French-qualified Options granted under this French Plan, to the extent permitted or required under French law.
     (b) The term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.
     (c) The term “Forced Retirement” shall mean forced retirement as determined under Section L. 122-14-13 of the French Labor Code, as amended, and subject to the fulfillment of related conditions.
     (d) The term “Grant Date” shall be the date on which the Administrator both (i) designates the French Participants, and (ii) specifies the main terms and conditions of the French-qualified Options, such as the number of Shares subject to the French-qualified Options.
     (e) The term “Option” shall include both:
(i)	purchase stock options (rights to acquire Shares repurchased by the Company prior to the date on which the Option becomes exercisable); and

(ii)	subscription stock options (rights to subscribe for newly issued Shares).

3. Eligibility
     (a) Subject to Section 3(c) below, any individual who, on the Grant Date of the French-qualified Option, and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Subsidiary or who is a corporate officer of a French Subsidiary (subject to Section 3(b) below) shall be eligible to receive, at the discretion of the Administrator, French-qualified Options under this French Plan, provided he or she also satisfies the eligibility conditions of Section 5 of the U.S. Plan.
     (b) French-qualified Options may not be issued to a corporate officer of a French Subsidiary, other than the managing corporate officers (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Subsidiary, as defined by French law.
     (c) French-qualified Options may not be issued under the French Plan to French Participants owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate executives of a French Subsidiary, as set forth in this Section 3.
4. Non-Transferability
     Notwithstanding any provision in the U.S. Plan and except in the case of death, French-qualified Options may not be transferred to any third party. The French-qualified Options are exercisable only by the French Participant during his or her lifetime, subject to Sections 10 (c) and 11 below.
5. Disqualification of French-qualified Options
     In the event changes are made to the terms and conditions of the French-qualified Options due to any requirements under Applicable Laws, or by decision of the Company’s stockholders, the Board or the Administrator, the Options may no longer qualify as French-qualified Options. The Company does not undertake nor is it required to maintain the French-qualified status of the Options, and by accepting any Award under this French Plan, the French Participants understand, acknowledge and agree that it will be their responsibility to bear any additional taxes or social security contributions that may be payable as a result of the disqualification of the French-qualified Options.
     If the Options no longer qualify as French-qualified Options, the Administrator may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options or the sale of the Shares underlying the Options which have been imposed under this French Plan or in the applicable Award Agreement delivered to the French Participant, in order to achieve the favorable tax and social security treatment applicable to French-qualified Options.

6. Employment Rights
     The adoption of this French Plan shall not confer upon the French Participants, or any employees of the French Subsidiary, any employment rights and shall not be construed as a part of any employment contracts that the French Subsidiary has with its employees.
7. Amendments
     Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or terminate this French Plan at any time in accordance with applicable French law.
8. Closed Period
          French-qualified Options may not be granted during a Closed Period so long as and to the extent such Closed Periods are applicable to Options granted by the Company.
9. Conditions of French-qualified Options
     (a) The exercise price and number of underlying Shares shall not be modified after the Grant Date, except as provided in Section 12 of this French Plan, or as otherwise authorized by French law. Any other modification permitted under the U.S. Plan may result in the Option no longer qualifying as a French-qualified Option.
     (b) The French-qualified Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Plan and the applicable Award Agreement delivered to each French Participant.
     (c) The exercise price for French-qualified Options granted under this French Plan shall be fixed by the Administrator on the Grant Date. In no event shall the exercise price be less than the greatest of the following:
(i)	with respect to purchase stock options: the higher of either 80% of the average of the quotation price of the Shares during the 20 trading days immediately preceding the Grant Date or 80% of the average of the purchase price paid for such Shares by the Company;

(ii)	with respect to subscription stock options: 80% of the average of the quotation price of such Shares during the 20 trading days immediately preceding the Grant Date; and

(iii)	the minimum exercise price permitted under the U.S. Plan.

10. Exercise of French-qualified Options
     (a) At the time French-qualified Options are granted, the Administrator shall fix the period within which the French-qualified Options vest and may be exercised and shall determine any conditions that must be satisfied before the French-qualified Options may be exercised. Specifically, the Administrator may provide for a period measured from the Grant Date for the vesting or exercise of the French-qualified Options or for the sale of Shares acquired pursuant to the exercise of French-qualified Options, designed to obtain the favorable tax and social security treatment pursuant to Section 163 bis C of the French Tax Code, as amended. Such period for the vesting or exercise of French-qualified Options or holding period before the sale of Shares shall be set forth in the applicable Award Agreement or notice of grant. The holding period of the Shares shall not exceed three years as from the effective exercise date of the French-qualified Options or such other period as may be required to comply with French law.
     (b) Upon exercise of French-qualified Options, the full exercise price and any required withholding tax and/or social security contributions shall be paid by the French Participant as set forth in the applicable Award Agreement. Pursuant to a cashless exercise payment, the French Participant may give irrevocable direction to a stockbroker to properly deliver the exercise price to the Company. No delivery, surrendering or attesting to the ownership of previously owned Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares may be used to pay the exercise price.
     (c) In the event of the death of a French Participant, his or her French-qualified Options shall thereafter be immediately vested and exercisable in full under the conditions set forth by Section 11 of this French Plan.
     (d) If a French Participant is terminated or ceases to be employed by the Company or a French Subsidiary, his or her Options will be exercisable according to the provisions of the applicable Award Agreement.
     (e) If a French Participant is terminated or ceases to be employed by the Company or a French Subsidiary by reason of Disability (as defined in this French Plan), his or her French-qualified Options may benefit from the favorable tax and social security treatment, even if the date of sale of the Shares subject to the French-qualified Options occurs prior to the expiration of the minimum holding period of the Shares, as provided for by Section 163 bis C of the French Tax Code, as amended.
     (f) If a French Participant ceases to be employed by the Company or a French Subsidiary by reason of his or her Forced Retirement (as defined in this French Plan) or dismissal as defined by Section 91-ter of Exhibit II to the French Tax Code, as amended, and as construed by the French tax circulars and subject to the fulfillment of related conditions, his or her French-qualified Options may benefit from the favorable tax and social security treatment, irrespective of the date of sale of the Shares, provided the exercise of the French-qualified Options was authorized under the applicable Award Agreement prior to the time of Forced Retirement or dismissal and the French-qualified Options are exercised at least three (3) months (or such other period as may be required by French law) prior to the effective date of the Forced Retirement or at least three (3) months (or such other period as may be required by French law) prior to the receipt of the notice of dismissal by the French Participant as defined by French law and as construed by French tax and social security guidelines.
     (g) Any Shares acquired upon exercise of the French-qualified Options prior to the expiration of the minimum holding period of the Shares, as provided by Section 163 bis C of the French Tax Code, as amended, shall be recorded in an account in the name of the French Participant and must be held with the Company or a broker or in such manner as the Company may determine in order to ensure compliance with Applicable Laws including any necessary holding periods applicable to French-qualified Options.
     (h) To the extent applicable to French-qualified Options granted by the Company, a specific holding period for the Shares or a restriction on exercise of the French-qualified Options shall be imposed in the applicable Award Agreement for any French Participant who qualifies as a managing director under French law (“mandataires sociaux”), as defined in Section 3(b) above.
11. Death
     In the event of the death of a French Participant while he or she is actively employed, all French-qualified Options shall become immediately vested and exercisable and may be exercised in full by the French Participant’s heirs for the six (6) month period following the date of the French Participant’s death (or such other period as may be required by French law). In the event of the death of a French Participant after termination of active employment, the treatment of the French-qualified Options shall be as set forth in the applicable Award Agreement. Any French-qualified Option that remains unexercised shall expire six (6) months (or such other period as may be required by French law) following the date of the French Participant’s death. The six (6) month exercise period (or such other period as may be required by French law) will apply without regard to the term of the French-qualified Option as described in Section 13 of this French Plan. Any Shares acquired upon exercise of the French-qualified Options by the French Participant’s heirs after the French Participant’s death may benefit from the favorable tax and social security treatment, even if the date of sale of the Shares occurs prior to the expiration of the minimum holding period of the Shares as provided for by Section 163 bis C of the French Tax Code, as amended.
12. Adjustments and Change in Control
     Adjustments of the French-qualified Options issued hereunder shall be made to preclude the dilution or enlargement of benefits under the French-qualified Options in the event of a transaction by the Company as listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of Shares by the Company at a price higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. Nevertheless, the Administrator, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law and as permitted under Section 14(a) of the U.S. Plan, in which case the Options may no longer qualify as French-qualified Options.

     In the event of an adjustment upon a Change in Control as set forth in Section 13 (c) of the U.S. Plan, adjustments to the terms and conditions of the French-qualified Options or underlying Shares may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Administrator, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Options may no longer qualify as French-qualified Options.
     In the event of an acceleration of vesting and/or exercise due to a Change in Control, the French Participant could be prohibited from exercising the French-qualified Options or selling the Shares acquired upon exercise of the French-qualified Option until the expiration of the compulsory holding period specified for favorable tax and social security treatment pursuant to French law. Nevertheless, the holding period of the Shares, if imposed, shall not exceed three years as from the effective exercise date of the French-qualified Options.
13. Term of French-qualified Options
     French-qualified Options granted pursuant to this French Plan will expire no later than nine (9) years and (6) six months after the Grant Date, unless otherwise specified in the applicable Award Agreement. The Option term will be extended only in the event of the death of a French Participant, but in no event will any French-qualified Option be exercisable beyond six (6) months following the date of death of the French Participant.
14. Interpretation
     It is intended that Options granted under this French Plan shall qualify for the favorable tax and social security treatment applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made to maintain such status. The terms of this French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by the French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations, if applicable.
     In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan shall control for any grants of Options made thereunder to French Participants.
15. Adoption
     The French Plan, in its entirety, was adopted by the Administrator on September 10, 2008.